Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS FULL YEAR 2021 RESULTS;
RECORD FOURTH QUARTER AND FULL YEAR REVENUES AND NET INCOME
QUARTERLY DIVIDEND OF $0.68 PER SHARE

	Fourth Quarter Results				Full Year Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Q4 2021	Q4 2020	Q4 2021	Q4 2020	2021	2020	2021	2020
Net Revenues ($ mm)	$1,115.8	$927.3	$1,124.1	$969.9	$3,289.5	$2,263.9	$3,316.9	$2,327.3
Operating Income ($ mm)	$456.1	$326.7	$464.4	$376.4	$1,102.4	$526.4	$1,138.4	$639.3
Net Income Attributable to Evercore Inc. ($ mm)	$295.9	$220.4	$338.3	$277.4	$740.1	$350.6	$843.2	$459.6
Diluted Earnings Per Share	$6.96	$5.02	$7.15	$5.67	$17.08	$8.22	$17.50	$9.62
Compensation Ratio	50.1%	54.8%	49.7%	52.3%	56.2%	60.6%	55.7%	58.9%
Operating Margin	40.9%	35.2%	41.3%	38.8%	33.5%	23.3%	34.3%	27.5%
Effective Tax Rate	23.9%	23.2%	25.2%	25.0%	22.2%	23.7%	23.8%	25.4%

Business and Financial Highlights	■
Record Fourth Quarter and Full Year Net Revenues on a U.S. GAAP and an Adjusted basis; Full Year 2021 Net Revenues increased 45% and 43% on a U.S. GAAP and an Adjusted basis, respectively, versus the prior record in 2020

	■	Record Fourth Quarter and Full Year Operating Margins and Net Income on a U.S. GAAP and an Adjusted basis; Full Year 2021 Operating Margins on a U.S. GAAP and an Adjusted basis were 33.5% and 34.3%, respectively, an increase of 1,026 and 685 basis points, respectively, versus 2020; Full Year 2021 Net Income increased 111% and 83% on a U.S. GAAP and an Adjusted basis, respectively, versus 2020

	■	More than $2.7 billion in 2021 Advisory revenues, a 57% increase over 2020, with strong contribution across capabilities, regions and solid sector diversification

	■	Underwriting Revenue for the full year surpassed $200 million for the second year in a row; served as bookrunner on over 85% of transactions in 2021

	■	Evercore Wealth Management AUM surpassed $12 billion for the first time

	■	Strengthened our commitment to ESG efforts, establishing the Evercore Foundation which will focus on socially conscious causes that are important to our employees, our firm and our communities

Talent	■
Promoted 17 Advisory Managing Directors to Senior Managing Director in January 2022, reflecting the investments we have made in developing our own talent. Additionally, in Equity Research, we promoted one Global Autos and Auto Parts focused Analyst to Senior Managing Director

■
Eight Advisory Senior Managing Directors joined Evercore in 2021, three of whom joined in the fourth quarter; Jon Kaufman, Ted Michaels and Ben Eldredge, strengthening our coverage in the Power and Renewables and Basic Materials sectors. As we continue to invest in our Equities business, we added two Senior Managing Directors in 2021, including Equity Strategist Julian Emanuel in the fourth quarter

■
Two additional Advisory Senior Managing Directors joined Evercore in January; Takeshi Inoue, who will further build our Advisory footprint in Asia and David Lischer, who will enhance our Debt Advisory practice

	■	Dialogue with potential senior level talent remains robust and lateral hiring at other levels continues to be strong as we enter 2022

Capital Return	■	Quarterly dividend of $0.68 per share

	■	Returned $852.3 million to shareholders during 2021 through dividends and repurchases of 5.5 million shares at an average price of $132.10

NEW YORK, February 2, 2022 – Evercore Inc. (NYSE: EVR) today announced its results for the full year ended December 31, 2021.

LEADERSHIP COMMENTARY

John S. Weinberg, Co-Chairman and Co-Chief Executive Officer, "2021 was an extraordinary year for Evercore, showcasing the depth and diversity of our business. This, combined with the outstanding collaboration and teamwork across our firm and robust market activity, led to our record results for 2021, with Evercore exceeding $2.7 billion in Advisory revenues for the first time in our history and up 57% over last year. Over the past few years, we have invested significantly in our platform, both by attracting highly talented individuals and by adding to our broad and expanding platform of capabilities. We are thrilled to have recruited eight Senior Managing Directors in Advisory in 2021 and remain strongly committed to developing talent for internal promotion, recently announcing our largest promotion class ever. Further, as we continue to grow and invest in the firm, we remain committed to returning all capital not required to support our business to our shareholders."

Ralph Schlosstein, Co-Chairman and Co-Chief Executive Officer, "We are executing on our long-term growth objectives by continuing to invest in building out the depth of our sector coverage, enhancing our capabilities, and widening the geographies we cover, while focusing intensely on clients, including financial sponsors. Our efforts are being recognized in our financial results, and in 2021, we ranked for the fourth consecutive year number four in advisory fees among all publicly traded investment banks.

With my upcoming transition to Chairman Emeritus in late February, I have been reflecting upon my last 13 years at the firm and take immense pride in the extraordinary growth of the firm and our dedication to excellence, our commitment to our people and the exemplary culture we have built. Our business continues to perform exceptionally well, and as we look ahead, the prospects for Evercore’s long term growth are very real and very exciting."

Roger C. Altman, Founder and Senior Chairman, "Client support for Evercore's values of integrity, excellence, discretion and clients first led to another record year for the firm amidst the continuing challenges of COVID. We are grateful to our clients, to all of our employees and, especially to our outgoing CEO, Ralph Schlosstein, for this special year."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking and Investment Management. Investment Banking includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates and historically through Institutional Asset Management. See pages A-2 to A-10 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three and twelve months ended December 31, 2021 was higher than U.S. GAAP as a result of certain business acquisition-related and disposition-related charges and Special Charges, Including Business Realignment Costs. Acquisition-related charges for 2021 include professional fees incurred. Special Charges, Including Business Realignment Costs, in 2021 relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company's current investment strategy, the Company decided to wind down during the third quarter of 2021.

The gain on the redemption of the G5 debt security in the second quarter of 2021 was excluded from Adjusted Net Revenues.

Evercore's Adjusted Diluted Shares Outstanding for the three and twelve months ended December 31, 2021 were higher than U.S. GAAP, as a result of the inclusion of certain Evercore LP Units and Unvested Restricted Stock Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and twelve months ended December 31, 2020 are included in pages A-2 to A-10.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-6 to A-8 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2021	December 31, 2020	% Change	December 31, 2021	December 31, 2020	% Change
	(dollars in thousands)
Investment Banking:
Advisory Fees	$970,927	$789,611	23%	$2,751,992	$1,755,273	57%
Underwriting Fees	65,019	95,009	(32%)	246,705	276,191	(11%)
Commissions and Related Revenue(1)	54,808	52,789	4%	205,822	206,692	—%
Investment Management:
Asset Management and Administration Fees	17,692	14,672	21%	65,784	54,397	21%
Other Revenue, net(1)(2)	7,323	(24,773)	NM	19,196	(28,648)	NM
Net Revenues	$1,115,769	$927,308	20%	$3,289,499	$2,263,905	45%

1. Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Commissions and Related Fees" has been renamed to "Commissions and Related Revenue" and principal trading gains and losses from our institutional equities business have been reclassified from "Other Revenue, net" to "Commissions and Related Revenue." For the three and twelve months ended December 31, 2020, this resulted in a reclassification of $0.4 million and $0.9 million, respectively, from "Other Revenue, net" to "Commissions and Related Revenue." There was no impact on U.S. GAAP Net Revenues, Operating Income, Net Income or Earnings Per Share. See page A-3 for further information.

2. Other Revenue, net, for the three months ended December 31, 2020, includes a loss of $32.2 million resulting from the sale and wind-down of our businesses in Mexico, including $4.8 million related to the sale of our ECB business, as well as $27.4 million related to the release of cumulative foreign exchange losses. Other Revenue, net, for the twelve months ended December 31, 2020, includes a loss of $30.8 million resulting from the sale and wind-down of our businesses in Mexico, including a net loss of $3.4 million related to the sale of our ECB businesses, as well as $27.4 million related to the release of cumulative foreign exchange losses.

	Three Months Ended			Twelve Months Ended
	December 31, 2021	December 31, 2020	% Change	December 31, 2021	December 31, 2020	% Change
Total Number of Fees from Advisory Client Transactions(1)	320	324	(1%)	797	687	16%
Total Number of Fees of at Least $1 million from Advisory Client Transactions(1)	153	162	(6%)	502	386	30%

Total Number of Underwriting Transactions	23	40	(43%)	117	118	(1%)
Total Number of Underwriting Transactions as a Bookrunner	21	33	(36%)	100	85	18%

1.Includes Advisory and Underwriting Transactions.

	As of December 31,
	2021	2020	% Change
Assets Under Management ($ mm)(1)
Wealth Management(2)	$12,184	$10,163	20%
Total Assets Under Management	$12,184	$10,163	20%

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.
2. Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $76.3 million and $76.4 million as of December 31, 2021 and 2020, respectively.

Advisory Fees – Fourth quarter Advisory Fees increased $181.3 million, or 23%, year-over-year, reflecting growth in fee size. Full year Advisory Fees increased $996.7 million, or 57%, year-over-year, reflecting an increase in the number of fees earned and growth in fee size.

Underwriting Fees – Fourth quarter Underwriting Fees decreased $30.0 million, or 32%, year-over-year, reflecting a decrease in the number of transactions we participated in. Full year Underwriting Fees decreased $29.5 million, or 11%, year-over-year, reflecting a decrease in the number of transactions we participated in, as well as a decrease in the relative fee size of our participation in those transactions, as we participated in several of the largest deals in our history in 2020.

Commissions and Related Revenue – Fourth quarter Commissions and Related Revenue increased $2.0 million, or 4%, year-over-year, primarily reflecting higher revenues from research subscriptions and convertible securities. Full year Commissions and Related Revenue decreased $0.9 million year-over-year, reflecting lower volatility and volumes compared to the prior year period.

Asset Management and Administration Fees – Fourth quarter Asset Management and Administration Fees increased $3.0 million, or 21%, year-over-year, driven by an increase in fees from Wealth Management clients as associated AUM increased 20%, primarily from market appreciation. Full year Asset Management and Administration Fees increased $11.4 million, or 21%, year-over-year, driven by an increase in fees from Wealth Management clients as associated AUM increased 20%, primarily from market appreciation.

Other Revenue – Fourth quarter Other Revenue, net, increased $32.1 million year-over-year, primarily driven by a loss of $32.2 million in 2020, resulting from the sale and wind-down of our businesses in Mexico. Full year Other Revenue, net, increased $47.8 million year-over-year, primarily driven by a loss of $30.8 million in 2020, resulting from the sale and wind-down of our businesses in Mexico, as well as higher performance of our investment funds portfolio and a gain on the redemption of the G5 debt security in 2021.

Expenses

	U.S. GAAP
	Three Months Ended			Twelve Months Ended
	December 31, 2021	December 31, 2020	% Change	December 31, 2021	December 31, 2020	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$559,098	$507,739	10%	$1,848,757	$1,372,339	35%
Compensation Ratio	50.1%	54.8%		56.2%	60.6%
Non-Compensation Costs	$100,607	$85,823	17%	$329,750	$318,488	4%
Non-Compensation Ratio	9.0%	9.3%		10.0%	14.1%
Special Charges, Including Business Realignment Costs	$—	$7,031	NM	$8,554	$46,645	(82%)

Employee Compensation and Benefits – Fourth quarter Employee Compensation and Benefits increased $51.4 million, or 10%, year-over-year. The fourth quarter compensation ratio was 50.1% versus 54.8% for the prior year period. Full year Employee Compensation and Benefits increased $476.4 million, or 35%, year-over-year. The full year compensation ratio was 56.2% versus 60.6% for the prior year period. The increase in the amount of compensation recognized in both the fourth quarter and full year principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards, as well as increased headcount year over year, each related to growth in the business. The decrease in the compensation ratio for both the fourth quarter and full year reflects leverage achieved on higher revenues. See "Deferred Compensation" for more information.

Non-Compensation Costs – Fourth quarter Non-Compensation Costs increased $14.8 million, or 17%, year-over-year, primarily driven by an increase in other operating expenses related to charitable contributions made to the Evercore Foundation (formed in 2021) and an increase in travel and related expenses, as travel began to resume during the quarter. The fourth quarter Non-Compensation ratio of 9.0% decreased from 9.3% for the prior year period. Full year Non-Compensation Costs increased

$11.3 million, or 4%, year-over-year, primarily driven by increases in professional fees and charitable contributions made to the Evercore Foundation, partially offset by decreases in travel and related expenses and bad debt expense. The full year Non-Compensation ratio of 10.0% decreased from 14.1% for the prior year. The decrease in the Non-Compensation ratio for both the fourth quarter and full year principally reflects leverage achieved on higher revenues.

Special Charges, Including Business Realignment Costs – Full year 2021 Special Charges, Including Business Realignment Costs, relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company's current investment strategy, the Company decided to wind down during the third quarter of 2021.

In 2020, the Company completed a review of operations focused on markets, sectors and people which delivered lower levels of productivity in an effort to attain greater flexibility of operations and better position itself for future growth. This review generated reductions of approximately 8% of our headcount.

In conjunction with the employment reductions, the Company incurred separation and transition benefits and related costs for certain employees terminated as a result of the Company's review of its operations of $4.1 million and $41.7 million for fourth quarter and full year 2020, respectively, which have been recorded as Special Charges, Including Business Realignment Costs, and are excluded from our Adjusted results.

Fourth quarter and full year 2020 Special Charges, Including Business Realignment Costs, also reflect the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the expansion of our headquarters in New York and our business realignment initiatives of $1.3 million and $3.3 million, respectively, and charges related to the impairment of assets resulting from the wind-down of our Mexico business of $1.7 million.

Effective Tax Rate

The fourth quarter effective tax rate was 23.9% versus 23.2% for the prior year period. The full year effective tax rate was 22.2% versus 23.7% for the prior year period. The effective tax rate is principally impacted by the deduction associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price. The full year provision for income taxes for 2021 reflects an additional tax benefit of $18.7 million versus an additional tax expense of $0.02 million for the prior year period, due to the net impact associated with the appreciation or depreciation in our share price upon vesting of employee share-based awards above or below the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-10 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-6 to A-8 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended			Twelve Months Ended
	December 31, 2021	December 31, 2020	% Change	December 31, 2021	December 31, 2020	% Change
	(dollars in thousands)
Investment Banking:
Advisory Fees(1)	$970,982	$789,986	23%	$2,753,329	$1,756,819	57%
Underwriting Fees	65,019	95,009	(32%)	246,705	276,191	(11%)
Commissions and Related Revenue(2)	54,808	52,789	4%	205,822	206,692	—%
Investment Management:
Asset Management and Administration Fees(3)	21,699	20,143	8%	78,608	67,249	17%
Other Revenue, net(2)	11,640	11,991	(3%)	32,408	20,355	59%
Net Revenues	$1,124,148	$969,918	16%	$3,316,872	$2,327,306	43%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investment in Luminis and Seneca Evercore of $0.1 million and $1.3 million for the three and twelve months ended December 31, 2021, respectively, and $0.4 million and $1.5 million for the three and twelve months ended December 31, 2020, respectively.

2. Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Commissions and Related Fees" has been renamed to "Commissions and Related Revenue" and principal trading gains and losses from our institutional equities business have been reclassified from "Other Revenue, net" to "Commissions and Related Revenue." For the three and twelve months ended December 31, 2020, this resulted in a reclassification of $0.4 million and $0.9 million, respectively, from "Other Revenue, net" to "Commissions and Related Revenue." There was no impact on Adjusted Net Revenues, Operating Income, Net Income or Earnings Per Share. See page A-3 for further information.

3. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Atalanta Sosnoff and ABS of $4.0 million and $12.8 million for the three and twelve months ended December 31, 2021, respectively, and $5.5 million and $12.9 million for the three and twelve months ended December 31, 2020, respectively.

See page 4 for additional business metrics.

Advisory Fees – Fourth quarter adjusted Advisory Fees increased $181.0 million, or 23%, year-over-year, reflecting growth in fee size. Full year adjusted Advisory Fees increased $996.5 million, or 57%, year-over-year, reflecting an increase in the number of Advisory fees earned and growth in fee size.

Underwriting Fees – Fourth quarter Underwriting Fees decreased $30.0 million, or 32%, year-over-year, reflecting a decrease in the number of transactions we participated in. Full year Underwriting Fees decreased $29.5 million, or 11%, year-over-year, reflecting a decrease in the number of transactions we participated in, as well as a decrease in the relative fee size of our participation in those transactions, as we participated in several of the largest deals in our history in 2020.

Commissions and Related Revenue – Fourth quarter Commissions and Related Revenue increased $2.0 million, or 4%, year-over-year, primarily reflecting higher revenues from research subscriptions and convertible securities. Full year Commissions and Related Revenue decreased $0.9 million year-over-year, reflecting lower volatility and volumes compared to the prior year period.

Asset Management and Administration Fees – Fourth quarter adjusted Asset Management and Administration Fees increased $1.6 million, or 8%, year-over-year, primarily driven by an increase in fees from Wealth Management clients, as associated AUM increased 20%, primarily from market appreciation. This was partially offset by a 27% decrease in equity in earnings of affiliates, driven by lower income earned by ABS and Atalanta Sosnoff during the quarter. Full year adjusted Asset Management and Administration Fees increased $11.4 million, or 17%, year-over-year, primarily driven by an increase in fees from Wealth Management clients, as associated AUM increased 20%, primarily from market appreciation.

Other Revenue – Fourth quarter adjusted Other Revenue, net, decreased $0.4 million, or 3%, year-over-year, primarily driven by lower performance of our private equity investments in 2021, partially offset by higher performance of our investment funds portfolio, which is used as an economic hedge against our deferred cash compensation program. Full year adjusted Other Revenue, net, increased $12.1 million, or 59%, year-over-year, primarily driven by higher performance of our investment funds portfolio.

Adjusted Expenses

	Adjusted
	Three Months Ended			Twelve Months Ended
	December 31, 2021	December 31, 2020	% Change	December 31, 2021	December 31, 2020	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$559,098	$507,739	10%	$1,848,757	$1,371,272	35%
Compensation Ratio	49.7%	52.3%		55.7%	58.9%
Non-Compensation Costs	$100,607	$85,821	17%	$329,743	$316,743	4%
Non-Compensation Ratio	8.9%	8.8%		9.9%	13.6%

Employee Compensation and Benefits – Fourth quarter adjusted Employee Compensation and Benefits increased $51.4 million, or 10%, year-over-year. The fourth quarter adjusted compensation ratio was 49.7% versus 52.3% for the prior year period. Full year adjusted Employee Compensation and Benefits increased $477.5 million, or 35%, year-over-year. The full year adjusted compensation ratio was 55.7% versus 58.9% for the prior year period. The increase in the amount of adjusted compensation recognized in both the fourth quarter and full year principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards, as well as increased headcount year over year, each related to growth in the business. The decrease in the adjusted compensation ratio for both the fourth quarter and full year reflects leverage achieved on higher revenues. See "Deferred Compensation" for more information.

Non-Compensation Costs – Fourth quarter adjusted Non-Compensation Costs increased $14.8 million, or 17%, year-over-year, primarily driven by an increase in other operating expenses related to charitable contributions made to the Evercore Foundation (formed in 2021) and an increase in travel and related expenses, as travel began to resume during the quarter. The fourth quarter adjusted Non-Compensation ratio of 8.9% increased from 8.8% for the prior year period. Full year adjusted Non-Compensation Costs increased $13.0 million, or 4%, year-over-year, primarily driven by increases in professional fees and charitable contributions made to the Evercore Foundation, partially offset by decreases in travel and related expenses and bad debt expense. The full year adjusted Non-Compensation ratio of 9.9% decreased from 13.6% for the prior year. The decrease in the adjusted Non-Compensation ratio for the full year principally reflects leverage achieved on higher revenues.

Adjusted Effective Tax Rate

The fourth quarter adjusted effective tax rate was 25.2% versus 25.0% for the prior year period. The full year adjusted effective tax rate was 23.8% versus 25.4% for the prior year period. The adjusted effective tax rate is principally impacted by the deduction associated with the appreciation or depreciation in the Firm's share price upon vesting of employee share-based awards above or below the original grant price. The full year adjusted provision for income taxes for 2021 reflects an additional tax benefit of $19.5 million versus an additional tax expense of $0.02 million for the prior year period, due to the net impact associated with the appreciation or depreciation in our share price upon vesting of employee share-based awards above or below the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of December 31, 2021, cash and cash equivalents were $575.3 million, investment securities and certificates of deposit were $1.8 billion and current assets exceeded current liabilities by $1.5 billion. Amounts due related to the Notes Payable were $376.2 million at December 31, 2021.

Headcount

As of December 31, 2021 and 2020, the Company employed approximately 1,950 and 1,800 people, respectively, worldwide.

As of December 31, 2021 and 2020, the Company employed 154(1) and 147(2) total Senior Managing Directors, respectively, in its Investment Banking business, of which 114(1) and 107(2), respectively, were Advisory Senior Managing Directors.

(1) Senior Managing Director headcount as of December 31, 2021, adjusted to include two additional Advisory Senior Managing Directors committed to join in 2022.
(2) Senior Managing Director headcount as of December 31, 2020, adjusted for known departures related to the Company's realignment in 2020.

Deferred Compensation

During 2021, the Company granted to certain employees approximately 2.2 million unvested restricted stock units ("RSUs") (including 1.9 million granted in conjunction with the 2020 bonus awards) with a grant date fair value of approximately $259.6 million.

In addition, during the first quarter of 2021, as part of the 2020 bonus awards, the Company granted approximately $97 million of deferred cash awards to certain employees, related to our deferred cash compensation program.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $82.4 million and $344.5 million for the three and twelve months ended December 31, 2021, respectively, and $71.9 million and $304.3 million for the three and twelve months ended December 31, 2020, respectively.

As of December 31, 2021, the Company has approximately 5.2 million unvested RSUs with an aggregate grant date fair value of $511.7 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of December 31, 2021, the Company expects to pay an aggregate of $339.2 million related to our deferred cash compensation program at various dates through 2025, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

Capital Return Transactions

On February 1, 2022, the Board of Directors of Evercore declared a quarterly dividend of $0.68 per share to be paid on March 11, 2022 to common stockholders of record on February 25, 2022.

During the fourth quarter, the Company repurchased approximately 40 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $146.27, and approximately 1.3 million shares at an average price per share of $140.66 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 1.4 million shares were acquired at an average price per share of $140.82. During 2021, the Company repurchased approximately 1.0 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $118.62, and approximately 4.5 million shares at an average price per share of $135.11 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 5.5 million shares were acquired at an average price per share of $132.10.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, February 2, 2022, accessible via telephone and the Internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 4392518. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 4392518. A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Investor Relations
    investorrelations@evercore.com

Media Contact:    Dana Gorman
    Abernathy MacGregor, for Evercore
    212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2020, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2021 AND 2020
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Revenues
Investment Banking:
Advisory Fees	$970,927	$789,611	$2,751,992	$1,755,273
Underwriting Fees	65,019	95,009	246,705	276,191
Commissions and Related Revenue	54,808	52,789	205,822	206,692
Asset Management and Administration Fees	17,692	14,672	65,784	54,397
Other Revenue, Including Interest and Investments(1)	11,640	(19,731)	36,782	(7,234)
Total Revenues	1,120,086	932,350	3,307,085	2,285,319
Interest Expense(2)	4,317	5,042	17,586	21,414
Net Revenues	1,115,769	927,308	3,289,499	2,263,905

Expenses
Employee Compensation and Benefits	559,098	507,739	1,848,757	1,372,339
Occupancy and Equipment Rental	18,474	19,789	73,887	74,107
Professional Fees	28,429	27,718	96,288	80,883
Travel and Related Expenses	9,577	2,798	21,479	25,887
Communications and Information Services	15,584	13,570	57,775	54,274
Depreciation and Amortization	7,185	6,185	28,099	26,245
Execution, Clearing and Custody Fees	2,639	3,362	11,588	13,592
Special Charges, Including Business Realignment Costs	—	7,031	8,554	46,645
Acquisition and Transition Costs	—	2	7	562
Other Operating Expenses	18,719	12,399	40,627	42,938
Total Expenses	659,705	600,593	2,187,061	1,737,472

Income Before Income from Equity Method Investments and Income Taxes	456,064	326,715	1,102,438	526,433
Income from Equity Method Investments	4,062	5,846	14,161	14,398
Income Before Income Taxes	460,126	332,561	1,116,599	540,831
Provision for Income Taxes	110,155	77,109	248,026	128,151
Net Income	349,971	255,452	868,573	412,680
Net Income Attributable to Noncontrolling Interest	54,111	35,075	128,457	62,106
Net Income Attributable to Evercore Inc.	$295,860	$220,377	$740,116	$350,574

Net Income Attributable to Evercore Inc. Common Shareholders	$295,860	$220,377	$740,116	$350,574

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,756	40,845	40,054	40,553
Diluted	42,507	43,892	43,321	42,623

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$7.63	$5.40	$18.48	$8.64
Diluted	$6.96	$5.02	$17.08	$8.22

1.For the three months ended December 31, 2020, includes a loss of $32.2 million resulting from the sale and wind-down of our businesses in Mexico, including $4.8 million related to the sale of our ECB business, as well as $27.4 million related to the release of cumulative foreign exchange losses. For the twelve months ended December 31, 2020, includes a loss of $30.8 million resulting from the sale and wind-down of our businesses in Mexico, including a net loss of $3.4 million related to the sale of our ECB businesses, as well as $27.4 million related to the release of cumulative foreign exchange losses.

2. Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units, as well as Unvested Restricted Stock Units, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. In prior periods, the Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Evercore LP Units, including those issued in conjunction with the acquisition of ISI. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, any expense associated with these units is excluded from the Adjusted results and the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
1.Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.
2.Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.
3.Net Loss on Sale of ECB businesses. The net loss resulting from the gain on the sale of the ECB Trust business and the loss on the sale of the remaining ECB business incurred in the third and fourth quarters of 2020, respectively, is excluded from the Adjusted presentation.
4.Foreign Exchange Gains / (Losses). Release of cumulative foreign exchange losses in the fourth quarter of 2020 resulting from the sale and wind-down of our businesses in Mexico are excluded from the Adjusted presentation.
5.Gain on Redemption of G5 Debt Security. The gain on the redemption of the G5 debt security in the second quarter of 2021 is excluded from the Adjusted presentation.
3.Special Charges, Including Business Realignment Costs. Expenses during 2021 that are excluded from the Adjusted presentation relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company's current investment strategy, the Company decided to wind down during the third quarter. Expenses during 2020 that are excluded from the Adjusted presentation relate to separation and transition benefits and related costs for certain employees terminated as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the expansion of our headquarters in New York and our business realignment initiatives, as well as charges related to the impairment of assets resulting from the wind-down of our Mexico business.

4.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
5.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis. In addition, in prior periods, interest expense on short-term repurchase agreements, within the Investment Management segment, was presented in Other Revenue, net, as the Company's Management believes it is useful to present the spread on net interest resulting from the matched financial assets and liabilities.
6.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

Reclassifications:
Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Commissions and Related Fees" has been renamed to "Commissions and Related Revenue" and principal trading gains and losses from our institutional equities business have been reclassified from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue." For the three and twelve months ended December 31, 2020, this resulted in a reclassification of $375 thousand and $925 thousand, respectively, from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue." There was no impact on U.S. GAAP or Adjusted Net Revenues, Operating Income, Net Income or Earnings Per Share.
The prior period reclassifications from "Other Revenue, Including Interest and Investments" to "Commissions and Related Revenue" are as follows: Q1 2020: $185 thousand; Q2 2020: $215 thousand; Q3 2020: $150 thousand; Q4 2020: $375 thousand; Q1 2019: ($2) thousand; Q2 2019: $25 thousand; Q3 2019: $320 thousand; Q4 2019: $249 thousand.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Revenues - U.S. GAAP	$1,115,769	$927,308	$3,289,499	$2,263,905
Income from Equity Method Investments (1)	4,062	5,846	14,161	14,398
Interest Expense on Debt (2)	4,317	4,603	17,586	18,197
Gain on Redemption of G5 Debt Security (3)	—	—	(4,374)	—
Mexico Transition - Net Loss on Sale of ECB Businesses (4)	—	4,796	—	3,441
Mexico Transition - Release of Foreign Exchange Losses (5)	—	27,365	—	27,365
Net Revenues - Adjusted	$1,124,148	$969,918	$3,316,872	$2,327,306

Other Revenue, net - U.S. GAAP	$7,323	$(24,773)	$19,196	$(28,648)
Interest Expense on Debt (2)	4,317	4,603	17,586	18,197
Gain on Redemption of G5 Debt Security (3)	—	—	(4,374)	—
Mexico Transition - Net Loss on Sale of ECB Businesses (4)	—	4,796	—	3,441
Mexico Transition - Release of Foreign Exchange Losses (5)	—	27,365	—	27,365
Other Revenue, net - Adjusted	$11,640	$11,991	$32,408	$20,355

Compensation Expense - U.S. GAAP	$559,098	$507,739	$1,848,757	$1,372,339
Amortization of LP Units and Certain Other Awards (6)	—	—	—	(1,067)
Compensation Expense - Adjusted	$559,098	$507,739	$1,848,757	$1,371,272

Operating Income - U.S. GAAP	$456,064	$326,715	$1,102,438	$526,433
Income from Equity Method Investments (1)	4,062	5,846	14,161	14,398
Pre-Tax Income - U.S. GAAP	460,126	332,561	1,116,599	540,831
Gain on Redemption of G5 Debt Security (3)	—	—	(4,374)	—
Mexico Transition - Net Loss on Sale of ECB Businesses (4)	—	4,796	—	3,441
Mexico Transition - Release of Foreign Exchange Losses (5)	—	27,365	—	27,365
Amortization of LP Units and Certain Other Awards (6)	—	—	—	1,067
Special Charges, Including Business Realignment Costs (7)	—	7,031	8,554	46,645
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (8a)	—	—	—	1,183
Acquisition and Transition Costs (8b)	—	2	7	562
Pre-Tax Income - Adjusted	460,126	371,755	1,120,786	621,094
Interest Expense on Debt (2)	4,317	4,603	17,586	18,197
Operating Income - Adjusted	$464,443	$376,358	$1,138,372	$639,291

Provision for Income Taxes - U.S. GAAP	$110,155	$77,109	$248,026	$128,151
Income Taxes (9)	5,918	15,729	18,602	29,731
Provision for Income Taxes - Adjusted	$116,073	$92,838	$266,628	$157,882

Net Income Attributable to Evercore Inc. - U.S. GAAP	$295,860	$220,377	$740,116	$350,574
Gain on Redemption of G5 Debt Security (3)	—	—	(4,374)	—
Mexico Transition - Net Loss on Sale of ECB Businesses (4)	—	4,796	—	3,441
Mexico Transition - Release of Foreign Exchange Losses (5)	—	27,365	—	27,365
Amortization of LP Units and Certain Other Awards (6)	—	—	—	1,067
Special Charges, Including Business Realignment Costs (7)	—	7,031	8,554	46,645
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (8a)	—	—	—	1,183
Acquisition and Transition Costs (8b)	—	2	7	562
Income Taxes (9)	(5,918)	(15,729)	(18,602)	(29,731)
Noncontrolling Interest (10)	48,373	33,540	117,484	58,489
Net Income Attributable to Evercore Inc. - Adjusted	$338,315	$277,382	$843,185	$459,595

Diluted Shares Outstanding - U.S. GAAP	42,507	43,892	43,321	42,623
LP Units (11)	4,802	5,021	4,854	5,126
Unvested Restricted Stock Units - Event Based (11)	12	12	12	12
Diluted Shares Outstanding - Adjusted	47,321	48,925	48,187	47,761

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS (cont'd)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$6.96	$5.02	$17.08	$8.22
Diluted Earnings Per Share - Adjusted	$7.15	$5.67	$17.50	$9.62

Compensation Ratio - U.S. GAAP	50.1%	54.8%	56.2%	60.6%
Compensation Ratio - Adjusted	49.7%	52.3%	55.7%	58.9%

Operating Margin - U.S. GAAP	40.9%	35.2%	33.5%	23.3%
Operating Margin - Adjusted	41.3%	38.8%	34.3%	27.5%

Effective Tax Rate - U.S. GAAP	23.9%	23.2%	22.2%	23.7%
Effective Tax Rate - Adjusted	25.2%	25.0%	23.8%	25.4%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2021
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2021				Twelve Months Ended December 31, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$970,927	$55	(1)	$970,982	$2,751,992	$1,337	(1)	$2,753,329
Underwriting Fees	65,019	—		65,019	246,705	—		246,705
Commissions and Related Revenue	54,808	—		54,808	205,822	—		205,822
Other Revenue, net	8,112	4,317	(2)	12,429	19,370	13,212	(2)(3)	32,582
Net Revenues	1,098,866	4,372		1,103,238	3,223,889	14,549		3,238,438

Expenses:
Employee Compensation and Benefits	548,351	—		548,351	1,809,414	—		1,809,414
Non-Compensation Costs	96,557	—		96,557	316,464	(7)	(8)	316,457
Total Expenses	644,908	—		644,908	2,125,878	(7)		2,125,871

Operating Income (a)	$453,958	$4,372		$458,330	$1,098,011	$14,556		$1,112,567

Compensation Ratio (b)	49.9%			49.7%	56.1%			55.9%
Operating Margin (b)	41.3%			41.5%	34.1%			34.4%

	Investment Management Segment
	Three Months Ended December 31, 2021				Twelve Months Ended December 31, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$17,692	$4,007	(1)	$21,699	$65,784	$12,824	(1)	$78,608
Other Revenue, net	(789)	—		(789)	(174)	—		(174)
Net Revenues	16,903	4,007		20,910	65,610	12,824		78,434

Expenses:
Employee Compensation and Benefits	10,747	—		10,747	39,343	—		39,343
Non-Compensation Costs	4,050	—		4,050	13,286	—		13,286
Special Charges, Including Business Realignment Costs	—	—		—	8,554	(8,554)	(7)	—
Total Expenses	14,797	—		14,797	61,183	(8,554)		52,629

Operating Income (a)	$2,106	$4,007		$6,113	$4,427	$21,378		$25,805

Compensation Ratio (b)	63.6%			51.4%	60.0%			50.2%
Operating Margin (b)	12.5%			29.2%	6.7%			32.9%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2020				Twelve Months Ended December 31, 2020
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$789,611	$375	(1)	$789,986	$1,755,273	$1,546	(1)	$1,756,819
Underwriting Fees	95,009	—		95,009	276,191	—		276,191
Commissions and Related Revenue	52,789	—		52,789	206,692	—		206,692
Other Revenue, net	(14,516)	25,673	(2)(5)	11,157	(20,770)	39,267	(2)(5)	18,497
Net Revenues	922,893	26,048		948,941	2,217,386	40,813		2,258,199

Expenses:
Employee Compensation and Benefits	497,236	—		497,236	1,335,789	(1,067)	(6)	1,334,722
Non-Compensation Costs	82,382	(2)	(8)	82,380	304,265	(1,445)	(8)	302,820
Special Charges, Including Business Realignment Costs	7,018	(7,018)	(7)	—	46,600	(46,600)	(7)	—
Total Expenses	586,636	(7,020)		579,616	1,686,654	(49,112)		1,637,542

Operating Income (a)	$336,257	$33,068		$369,325	$530,732	$89,925		$620,657

Compensation Ratio (b)	53.9%			52.4%	60.2%			59.1%
Operating Margin (b)	36.4%			38.9%	23.9%			27.5%

	Investment Management Segment
	Three Months Ended December 31, 2020				Twelve Months Ended December 31, 2020
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$14,672	$5,471	(1)	$20,143	$54,397	$12,852	(1)	$67,249
Other Revenue, net	(10,257)	11,091	(4)(5)	834	(7,878)	9,736	(4)(5)	1,858
Net Revenues	4,415	16,562		20,977	46,519	22,588		69,107

Expenses:
Employee Compensation and Benefits	10,503	—		10,503	36,550	—		36,550
Non-Compensation Costs	3,441	—		3,441	14,223	(300)	(8)	13,923
Special Charges, Including Business Realignment Costs	13	(13)	(7)	—	45	(45)	(7)	—
Total Expenses	13,957	(13)		13,944	50,818	(345)		50,473

Operating Income (Loss) (a)	$(9,542)	$16,575		$7,033	$(4,299)	$22,933		$18,634

Compensation Ratio (b)	237.9%			50.1%	78.6%			52.9%
Operating Margin (b)	(216.1%)			33.5%	(9.2%)			27.0%

(a) Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$970,927	$789,611	$2,751,992	$1,755,273
Underwriting Fees	65,019	95,009	246,705	276,191
Commissions and Related Revenue	54,808	52,789	205,822	206,692
Other Revenue, net (a)	8,112	(14,516)	19,370	(20,770)
Net Revenues	1,098,866	922,893	3,223,889	2,217,386

Expenses:
Employee Compensation and Benefits	548,351	497,236	1,809,414	1,335,789
Non-Compensation Costs	96,557	82,382	316,464	304,265
Special Charges, Including Business Realignment Costs	—	7,018	—	46,600
Total Expenses	644,908	586,636	2,125,878	1,686,654

Operating Income (c)	$453,958	$336,257	$1,098,011	$530,732

Investment Management
Net Revenues:
Asset Management and Administration Fees	$17,692	$14,672	$65,784	$54,397
Other Revenue, net (b)	(789)	(10,257)	(174)	(7,878)
Net Revenues	16,903	4,415	65,610	46,519

Expenses:
Employee Compensation and Benefits	10,747	10,503	39,343	36,550
Non-Compensation Costs	4,050	3,441	13,286	14,223
Special Charges, Including Business Realignment Costs	—	13	8,554	45
Total Expenses	14,797	13,957	61,183	50,818

Operating Income (Loss) (c)	$2,106	$(9,542)	$4,427	$(4,299)

Total
Net Revenues:
Investment Banking:
Advisory Fees	$970,927	$789,611	$2,751,992	$1,755,273
Underwriting Fees	65,019	95,009	246,705	276,191
Commissions and Related Revenue	54,808	52,789	205,822	206,692
Asset Management and Administration Fees	17,692	14,672	65,784	54,397
Other Revenue, net (a)(b)	7,323	(24,773)	19,196	(28,648)
Net Revenues	1,115,769	927,308	3,289,499	2,263,905

Expenses:
Employee Compensation and Benefits	559,098	507,739	1,848,757	1,372,339
Non-Compensation Costs	100,607	85,823	329,750	318,488
Special Charges, Including Business Realignment Costs	—	7,031	8,554	46,645
Total Expenses	659,705	600,593	2,187,061	1,737,472

Operating Income (c)	$456,064	$326,715	$1,102,438	$526,433

(a) For the three and twelve months ended December 31, 2020, includes a loss of $21.1 million resulting from the sale and wind-down of our businesses in Mexico, related to the release of cumulative foreign exchange losses.
(b) For the three months ended December 31, 2020, includes a loss of $11.1 million resulting from the sale and wind-down of our businesses in Mexico, including $4.8 million related to the sale of our ECB business, as well as $6.3 million related to the release of cumulative foreign exchange losses. For the twelve months ended December 31, 2020, includes a loss of $9.7 million resulting from the sale and wind-down of our businesses in Mexico, including $3.4 million related to the sale of our ECB businesses, as well as $6.3 million related to the release of cumulative foreign exchange losses.
(c) Operating Income (Loss) excludes Income (Loss) from Equity Method Investments.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED NON-COMPENSATION COSTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended December 31, 2021
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$18,474	$—		$18,474
Professional Fees	28,429	—		28,429
Travel and Related Expenses	9,577	—		9,577
Communications and Information Services	15,584	—		15,584
Depreciation and Amortization	7,185	—		7,185
Execution, Clearing and Custody Fees	2,639	—		2,639
Other Operating Expenses	18,719	—		18,719
Total Non-Compensation Costs	$100,607	$—		$100,607

	Three Months Ended December 31, 2020
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$19,789	$—		$19,789
Professional Fees	27,718	—		27,718
Travel and Related Expenses	2,798	—		2,798
Communications and Information Services	13,570	—		13,570
Depreciation and Amortization	6,185	—		6,185
Execution, Clearing and Custody Fees	3,362	—		3,362
Acquisition and Transition Costs	2	(2)	(8b)	—
Other Operating Expenses	12,399	—		12,399
Total Non-Compensation Costs	$85,823	$(2)		$85,821

	Twelve Months Ended December 31, 2021
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$73,887	$—		$73,887
Professional Fees	96,288	—		96,288
Travel and Related Expenses	21,479	—		21,479
Communications and Information Services	57,775	—		57,775
Depreciation and Amortization	28,099	—		28,099
Execution, Clearing and Custody Fees	11,588	—		11,588
Acquisition and Transition Costs	7	(7)	(8b)	—
Other Operating Expenses	40,627	—		40,627
Total Non-Compensation Costs	$329,750	$(7)		$329,743

	Twelve Months Ended December 31, 2020
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$74,107	$—		$74,107
Professional Fees	80,883	—		80,883
Travel and Related Expenses	25,887	—		25,887
Communications and Information Services	54,274	—		54,274
Depreciation and Amortization	26,245	(1,183)	(8a)	25,062
Execution, Clearing and Custody Fees	13,592	—		13,592
Acquisition and Transition Costs	562	(562)	(8b)	—
Other Operating Expenses	42,938	—		42,938
Total Non-Compensation Costs	$318,488	$(1,745)		$316,743

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)The gain resulting from the redemption of the G5 debt security in the second quarter of 2021 is excluded from the Adjusted presentation.
(4)The net loss resulting from the gain on the sale of the ECB Trust business and the loss on the sale of the remaining ECB business in the third and fourth quarters of 2020, respectively, is excluded from the Adjusted presentation.
(5)Release of cumulative foreign exchange losses in the fourth quarter of 2020 resulting from the sale and wind-down of our businesses in Mexico are excluded from the Adjusted presentation.
(6)Expenses incurred from the vesting of Class J Evercore LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.
(7)Expenses during 2021 that are excluded from the Adjusted presentation relate to the write-down of certain assets associated with a legacy private equity investment relationship which, consistent with the Company's current investment strategy, the Company decided to wind down during the third quarter. Expenses during 2020 that are excluded from the Adjusted presentation relate to separation and transition benefits and related costs for certain employees terminated as a result of the Company's review of its operations and the acceleration of depreciation expense for leasehold improvements and certain other fixed assets in conjunction with the expansion of our headquarters in New York and our business realignment initiatives, as well as charges related to the impairment of assets resulting from the wind-down of our Mexico business.
(8)Non-Compensation Costs on an Adjusted basis reflect the following adjustments:
(8a)The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.
(8b)The exclusion from the Adjusted presentation of professional fees incurred and costs related to transitioning acquisitions or divestitures.
(9)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(10)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(11)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.